UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gaia, Inc.

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Gaia, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 23, 2020

To our shareholders:

We will hold the 2020 annual meeting of shareholders of Gaia, Inc. (“we”, “us”, “our”, or “Gaia”), a Colorado corporation, on Thursday, April 23, 2020, at 9:30 a.m. Mountain Time at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, for the following purposes:

1.	to elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;
2.	to approve, on an advisory basis, named executive officer compensation; and
3.	to transact such other business as may properly be brought before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on February 28, 2020, as the record date for determining our shareholders entitled to notice of, and to vote at, our annual meeting. A complete list of our shareholders entitled to vote at our annual meeting will be available for inspection by any of our shareholders prior to our annual meeting, upon written request showing a proper purpose, during normal business hours at our Louisville, Colorado office. Only shareholders of record on the February 28, 2020 record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof.

We are furnishing proxy materials to our shareholders primarily by the Internet. On March 14, 2020, we expect to mail our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2020 proxy statement and 2019 annual report online at www.proxyvote.com and how to vote in person, through the Internet, or by mail. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card and provides instructions on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. The proxy card instructs you on how to vote by telephone or by mail. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. Please make the request on or before April 10, 2020 to facilitate timely delivery. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Our shareholders are cordially invited to attend our annual meeting in person.

By Order of the Board of Directors

Paul Tarell, Secretary
March 9, 2020

YOUR VOTE IS IMPORTANT

We urge you to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

If you have shares registered in your own name, you may vote your shares in a number of ways:

•	electronically via the Internet at www.proxyvote.com;
•	by telephone, if you have a proxy card and you are in the U.S. and Canada, by calling (800) 690-6903;
•	by mailing us an executed proxy card; or
•	in person at the annual meeting.

If you hold our shares with a broker, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

EXPLANATORY NOTE

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. We will remain a “smaller reporting company” until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is at least $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are at least $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is at least $700 million measured on the last business day of our second fiscal quarter.

Gaia, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 23, 2020

We are furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2020 annual meeting of shareholders to be held on Thursday, April 23, 2020, starting at 9:30 a.m. Mountain Time at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, and at any adjournment(s) or postponement(s) thereof. On or about March 14, 2020, we expect to mail or give to our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2020 proxy statement and 2019 annual report and how to request paper delivery of our proxy materials if desired. The address of our principal executive office is 833 West South Boulder Road, Louisville, Colorado 80027.

PURPOSE OF ANNUAL MEETING

At the annual meeting, our shareholders will be asked: (i) to elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) to approve, on an advisory basis, named executive officer compensation; and (iii) to transact such other business as may properly be brought before the annual meeting. Our board recommends a vote “FOR” the election of the nominees for directors of Gaia, Inc., a Colorado corporation (“we”, “us”, “our”, “company”, or “Gaia”), listed below and “FOR” approval, on an advisory basis, of named executive officer compensation.

QUORUM AND VOTING RIGHTS

The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A common stock and Class B common stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on the record date, February 28, 2020, will be entitled to notice of, and to vote at, the annual meeting. As of February 28, 2020, there were 13,023,231 shares of our Class A common stock, par value $.0001 per share, and 5,400,000 shares of our Class B common stock, par value $.0001 per share, outstanding and entitled to vote. Holders of our Class A common stock as of the record date are entitled to one vote for each share held and holders of our Class B common stock as of the record date are entitled to ten votes for each share held. The holders of our Class A and Class B common stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors, as described below.

Mr. Jirka Rysavy, our Chairman, holds all 5,400,000 outstanding shares of our Class B common stock and 472,561 shares of our Class A common stock. These shares are sufficient to constitute a quorum and to elect all Gaia directors. Mr. Rysavy has indicated that he plans to be present at the meeting and vote in favor of the proposal identified in this proxy statement as recommended by the board.

All shares of our common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although abstentions will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise.

A proxy may be revoked prior to exercise by: (a) filing with Gaia a written revocation of the proxy; (b) appearing at the annual meeting and voting in person; (c) voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 22, 2020 (only your latest telephone or Internet proxy is counted); or (d) submitting to Gaia a duly executed proxy bearing a later date.

We are continuing to use the Securities and Exchange Commission’s “E-Proxy” rules and furnishing proxy materials to our shareholders primarily by the Internet. On March 14, 2020, we expect to mail or give to our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2020 proxy statement and 2019 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone and provides instructions on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. You should make this request on or before April 10, 2020 to facilitate timely delivery. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. Our annual report is not to be considered as a part of this proxy statement or as having been incorporated by reference into this proxy statement.

This proxy statement, the proxy card, voting instructions and our 2019 annual report are being made available to shareholders at www.proxyvote.com. You may also request a printed copy of this proxy statement and the proxy card or our annual report by any of the following methods: (a) telephone at (800) 579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com.

We will bear the cost of preparing, printing, assembling and mailing this proxy statement and other materials furnished to shareholders in connection with the solicitation of proxies. In addition, our officers, directors and other employees may solicit proxies by written communication or telephone. These persons will receive no special compensation for any solicitation activities.

IT IS THE INTENTION OF THE AGENT DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY) AND TO VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION (UNLESS THE SHAREHOLDER GRANTING THE PROXY VOTES AGAINST SUCH PROPOSAL). IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD OF DIRECTORS, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS SHARES WITH A MAJORITY OF THE VOTES, HAS INFORMED GAIA THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY STATEMENT AND FOR APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors proposes that James Colquhoun, Kristin Frank, David Maisel, Dae Mellencamp, Keyur Patel, Jirka Rysavy and Paul Sutherland be elected as directors, to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted “FOR” these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

Our business encompasses the operation of a global digital video subscription streaming service and on-line community that provides curated conscious media to its subscribers in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. Our board of directors is responsible for reviewing and assessing the appropriate skills, experience, and background sought of directors in the context of our business and the current membership on the board of directors. This assessment of board skills, experience, and background includes numerous diverse factors, such as independence; understanding of and experience in video subscription services, technology, finance, and marketing; international experience; age; and gender and ethnic diversity. The priorities and emphasis of the board of directors regarding these factors change from time to time to consider changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective board members. The board of directors reviews and assesses the relevance of and emphasis on these factors in connection with candidate searches.

We do not expect or intend that each director will have the same background, skills, and experience; we expect that board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the board of directors in its oversight and advice concerning our business and operations. The biographies set forth below note each director’s or director nominee’s relevant experience, qualifications, and skills that led to the conclusion that such individual should serve as one of our directors.

•

Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board, may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a large scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

•

Business Development Experience. Directors who have a background in business development and in acquisitions can provide insight into developing and implementing strategies for growing our business through combination with other organizations. Useful experience in this area includes consideration of “build versus buy,” analysis of the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•

Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control over such activities.

•

Industry and Technical Expertise. Because we are a media content provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing products, the various media categories that we develop, and the market segments in which we compete.

•	Brand Marketing Expertise. Directors who have brand marketing experience can provide expertise and guidance as we seek to maintain and expand brand awareness and a positive reputation.

The names of our director nominees, their ages, and the years in which they began serving as directors and their positions, are set forth below. All the director nominees other than Mr. Colquhoun currently serve as directors. Each director serves for a one-year term. Chris Jaeb has determined not to stand for re-election and we thank him for his years of service.

James Colquhoun – age 38 – Director nominee. Mr. Colquhoun is the founder & Chief Executive Officer of Food Matters, a digital media and production company founded in 2008. He was also the founder and Chief Executive Officer of FMTV, a health & wellness SVOD company, until its acquisition by Gaia in June 2019. During his tenure the Food Matters group has grown to reach over 120 countries.

Mr. Colquhoun brings to the board significant experience with management, operations, production and marketing of content.

Kristin Frank—age 54—Director since October 2013. Ms. Frank has served as President of AdPredictive, a software company delivering the industry’s first outcomes-driven customer marketing intelligence platform, since September 2018. Before joining AdPredictive, Ms. Frank spent 23 years at Viacom Inc., where she served from 2015 to 2017 as Chief Operating Officer of MTV. From 2013 to 2015, Ms. Frank served as Executive Vice President of Viacom Music and Entertainment’s Connected Content Division. From 2009 to 2012, Ms. Frank served as General Manager for MTV and VH1 Digital. Ms. Frank currently serves on the board of Brightcove and privately-held company boards of AdPredictive and Cornerstone Capital Group, an SEC-registered investment advisory that pursues financial returns alongside social impact.

Ms. Frank brings to the board significant experience with management, operations, branding, social media and digital content development, optimization and delivery.

David Maisel—age 57—Director since June 2016. He is Founder and Chairman of Mythos Studios, a movie production company. From 2012 to 2017 he was a Senior Advisor to Rovio, the owner of Angry Birds, and is also the Executive Producer of the Angry Birds feature film, released in May 2016. From 2004 until 2011, Mr. Maisel was with Marvel Entertainment, Inc., where he was the Founding Chairman of Marvel Studios and architect of the strategy to make its own films and obtain its $500 million plus film facility. From 2001 to 2003, Mr. Maisel headed up the Corporate Strategy and Business Development for Endeavor Talent Agency. Before that, Mr. Maisel served as Director of Strategic Planning and Corporate Development for The Walt Disney Company and held positions with Creative Artist Agency and The Boston Consulting Group. Mr. Maisel serves on the board of Eros International.

Mr. Maisel brings to the board significant experience with management, production and marketing of content, and investor relations, as well as significant senior financial leadership and expertise in corporate strategy and execution.

Dae Mellencamp—age 50—Director since April 2019 and Chief Operating Officer since November 2019. From January 2009 to March 2015, Ms. Mellencamp was General Manager and subsequently Chief Executive Officer and President of Vimeo, a leading global video platform and subscription service, wholly owned by the media and Internet company, IAC. During her tenure, Vimeo grew to become a top video site reaching over 160 million monthly users worldwide, expanded to multiple languages and new platforms from mobile to OTT and developed a SaaS offering with over 500,000 paying subscribers. From 2004 to 2008, Ms. Mellencamp served as Senior Vice President, Product Management for About.com, a topic-based content site owned by The New York Times Company. Since 2016, Ms. Mellencamp has also served as a member of the Brown University Communications Advisory Council.

Ms. Mellencamp brings to the board significant internet executive experience in online video, operations, product management and internationalization.

Keyur Patel—age 54—Director since May 2017. He has served as the Chairman and Chief Executive Officer at Fuse+Media Pvt. Ltd. since 2008. Mr Patel was a Co-Founder and a Chairman of Fabrik, LLC, led the turnarounds for Inktomi and Maxtor, and incubated, hatched, and ran a number of successful companies including Brience, Metrius, Webvibe, and Phoenix Software. He served as a General Partner of ComVentures. Mr. Patel has also served as the Managing Partner and Chief Strategy Officer of KPMG Consulting Worldwide, Chief Executive

Officer at KPMG Internet business, and Managing Partner and Managing Director of the Price Waterhouse Technology Consulting Practice.

In addition to Mr. Patel’s entrepreneurial experience, he brings to the board significant experience with investment management and investor relations, as well as significant senior financial leadership and expertise in corporate strategy and execution.

Jirka Rysavy—age 65—Founder, Chairman and Chief Executive Officer. He has been Chairman since our inception and has also served as our full-time Chief Executive Officer, other than during the period from March 2009 to July 2016. Mr. Rysavy is the beneficial owner of approximately 32% of our outstanding shares. In 1986, Mr. Rysavy founded Corporate Express, Inc., which, under his leadership as Chairman and Chief Executive Officer, grew to become a Fortune 500 company supplying office and computer products and services. Mr. Rysavy also founded and served as Chairman and Chief Executive Officer of Crystal Market, a health foods concept, which was sold in 1987 to become the concept and first Wild Oats Markets store. Mr. Rysavy was also Chairman of Real Goods Solar, Inc., an entity Gaia founded in 1999 and brought public in 2009. Mr. Rysavy resigned from the board in June 2013 after Gaia sold the majority of its investment in Real Goods Solar, Inc.

Mr. Rysavy brings to the board significant senior leadership, strategic focus, business development, sales and marketing and international experience from his past business experience as CEO and founder of several successful businesses.

Paul Sutherland—age 65—Director since June 2012. Mr. Sutherland is a private investor. He has worked in the investment and financial advisory business since 1975. He founded Financial & Investment Management Group, Ltd. (“FIMgroup”), a registered investment adviser that manages investment portfolios on a discretionary basis for individuals, trusts, foundations and retirement plans in 1984 and was the President of FIMgroup until it was acquired by Mercer Advisors in December 2018. During his time at FIMgroup, he managed values-driven, sustainably oriented, global total return, growth and income investment portfolios for more than 25 years. Mr. Sutherland was also owner of Spirituality and Health Media LLC, the publisher of Spirituality & Health magazine, part owner of Smartwired LLC, owner of The Smart Parenting Revolution, which provides educational tools for parents, and educators, and Yen Yoga and Fitness LLC, the largest yoga, spinning and fitness studio in northern Michigan.

In addition to Mr. Sutherland’s significant senior leadership, global investment, business, entrepreneurial and financial experience, he brings to the board a broad understanding of the business aspects of the sustainable health, transformation, consciousness, spirituality, and wellbeing movement and market in which Gaia operates.

Vote Required

Directors will be elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees or abstentions will not affect the election of that nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEES OF THE BOARD

PROPOSAL 2

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Executive Compensation.” Shareholders are being asked to vote on the following advisory resolution:

Resolved, that the compensation of Gaia’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure pursuant to Item 402 of Regulation S-K, shall include the Compensation Discussion and Analysis, the compensation tables, narrative discussion and any related material in Gaia’s Proxy Statement for the 2020 Annual Meeting of Shareholders) is hereby APPROVED.

The compensation of our executive officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the board believes, promotes the creation of long-term shareholder value and positions Gaia for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance based compensation, the terms of the incentive bonus program and the terms of long-term incentive plans are all designed to enable Gaia to attract and retain top talent while, at the same time, creating a close relationship between performance and compensation. The compensation committee and the board believe that the design of the program, and hence the compensation awarded to named executive officers under the current program, fulfill this objective.

Shareholders are urged to read the “Executive Compensation” section of this proxy statement, which sets forth the compensation we paid our named executive officers in 2019 and discusses in detail how our compensation policies and procedures implement our compensation philosophy.

Although the vote is non-binding, the board and the compensation committee will review the voting results in connection with their ongoing evaluation of Gaia’s compensation program.

Vote Required

Approval of this Proposal 2 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposal. For purposes of determining the number of votes cast on the matter, only those cast “FOR” or “AGAINST” are included, while abstentions and broker non-votes are not included.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board Size and Director Independence

Our board of directors currently consists of seven members and meets regularly during the year. The board of directors will consist of seven members after the 2020 annual meeting of shareholders. Our board of directors has determined that of our current directors and director nominees, Messrs. Jaeb, Maisel, Patel, and Sutherland, and Ms. Frank are independent as defined by the listing standards of the NASDAQ Stock Market.

Board Meetings and Board Committees

During 2019, our board held three in-person meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of the committees of our board of directors on which such director served during 2019 (with respect to meetings held while such director served as a director and on a committee). All of our current directors who served as director at the time of our 2019 annual meeting of shareholders attended our 2019 annual meeting of shareholders.

Our board of directors has standing audit and compensation committees. We have adopted written charters for both committees. These charters can be found in the investors’ section of our website at http://ir/gaia.com/governance-docs. Our board of directors selects members for the audit and compensation committees on an annual basis.

Audit Committee. Our audit committee currently consists of Mr. Jaeb and Mr. Sutherland, and each member of the audit committee is independent within the meaning of rules of the NASDAQ Stock Market. Ms. Mellencamp resigned from the audit committee effective upon joining Gaia as an executive officer on November 11, 2019. We expect to add Kristin Frank and David Maisel to the audit committee after the 2020 annual meeting and we also expect that Mr. Sutherland will continue to serve as chairperson of the audit committee. Our board has determined that he is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. Our audit committee also oversees: (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control over financial reporting is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. Our audit committee held three in-person meetings and one telephonic meetings during 2019.

Compensation Committee. Our compensation committee currently consists of Ms. Frank (chairperson), Mr. Maisel and Mr. Sutherland, and each member of the compensation committee is independent within the meaning of rules of the NASDAQ Stock Market. After the 2020 annual meeting, we expect that Ms. Frank will continue to serve as the chairperson of the compensation committee. None of the members of our compensation committee has at any time been one of our officers or employees or has any interlocking relationships that are subject to disclosure under the rules of the Securities and Exchange Commission relating to compensation committees. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers, and administers our equity incentive plans. Our compensation committee held two in-person meetings and did not hold a telephonic meeting during 2019.

Director Nominations. We are exempt from the NASDAQ Stock Market rules with respect to independent director oversight over director nominations because we are a controlled company on the basis of Mr. Rysavy’s control of more than 50% of the voting power of our outstanding capital stock. In light of Mr. Rysavy’s voting control, our board of directors does not believe a nominating committee would serve a meaningful purpose. Our Bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board. Generally, written notice of a proposed nomination must be received by our corporate secretary not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. As described above, our board considers a variety of factors when it selects candidates for election to the board, including business experience, skills and expertise that are complementary to those already represented on the board, familiarity and identification with our mission, values and market segments, and other relevant factors. Our board will consider qualified director candidates recommended by our shareholders. Nominations for directors are made by our full board of directors. Because we are a controlled company under the NASDAQ Stock Market rules, our board has not adopted a formal policy regarding the consideration of director candidates recommended by shareholders.

Executive Sessions of the Board and Leadership Structure

Our board of directors’ non-management directors meet periodically in executive session.

Jirka Rysavy serves as our Chairman and Chief Executive Officer. As our Chairman and Chief Executive Officer, Mr. Rysavy is the most senior executive officer of Gaia and he presides at meetings of our shareholders and our board of directors. As Chairman, he is responsible for business initiative development and oversees our affairs and business in a supervisory role. As our Chief Executive Officer, he has primary, general and active control over our affairs and business and general supervision of our officers, agents and employees. We do not have a lead independent director but, during the past year, five out of the seven current members of our board of directors were considered independent and meet periodically in executive session, as described above. We also maintain an audit committee and a compensation committee, each consisting of three independent directors (except that our audit committee currently has two independent directors as a result of Ms. Mellencamp’s resignation from such committee in November 2019). Further, as described elsewhere in this proxy statement, Mr. Rysavy controls more than 50% of the voting power of our capital stock, thereby making Gaia a controlled company under the NASDAQ Stock Market rules and, therefore, exempt from several of the corporate governance rules concerning independent director oversight over our affairs.

The video subscription offerings and delivery channels, as well as the competitive and technology landscape, involved in our business are constantly evolving and our senior executive officer brings extensive knowledge in these areas to the board of directors, allowing him to effectively direct board discussions and focus board decision-making on those items most important to our overall success. Our board of directors believes that having our most senior executive officer on our board of directors, who presides at board meetings, helps promote our overall strategic development and facilitates the efficient flow of information between management and our board of directors. Our board of directors also believes that this leadership structure optimizes Mr. Rysavy’s contributions to the board’s efforts. Further, as our founder and largest shareholder, Mr. Rysavy brings an important perspective to board discussions.

The board currently works closely with Mr. Rysavy in his regular assessment of the risks that could confront our business, whether due to competitive issues, the economy or otherwise. It is management’s responsibility to manage risk and bring to our board of directors’ attention the most material risks to us. Our board of directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us and reviews our enterprise risk management. Our board of directors regularly reviews treasury risks (insurance, credit, and debt), financial and accounting risks, legal and compliance risks, information technology security risks and risks related to internal control over financial reporting. Our compensation committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and incentive arrangements. We have determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on us. In addition, the full board of directors considers risks to our reputation, reviews risks related to the sustainability of our operations, considers risks related to succession planning, and oversees the appropriate allocation of responsibility for risk oversight among the committees of the board. The full board also has oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis.

DIRECTOR COMPENSATION

Until October 2019, we paid directors who were not employees of Gaia or its affiliates a fee of $5,000 for each in-person board meeting that they attended, and a fee of $2,000 for each telephonic board meeting attended. In addition, we paid non-employee directors a fee of $2,000 for in-person attendance at each committee meeting and $1,000 for each telephonic committee meeting attended. Non-chair members of each standing committee received an annual fee of $5,000 and chairpersons of each standing committee received an annual fee of $10,000. Messrs. Maisel and Sutherland and Ms. Frank elected to receive their compensation in the form of stock options exercisable into Gaia Class A common stock, subject to certain vesting conditions including ongoing participation as a director.

Beginning in October 2019, we revised the compensation structure for our directors who are not employees Gaia or its affiliates. These directors receive a grant of restricted stock units (“RSU”) valued at $37,500, which cliff vest on the date of the annual shareholder meeting during the year after their election, assuming continuous service as a director. We also pay these directors a fee of $5,000 for in person attendance and $2,000 for telephonic participation for each board meeting. In addition, the chairpersons of the audit committee and the compensation committee receive an additional RSU grant valued at $20,000 and $10,000, respectively that also vests on the date of the annual shareholder meeting during the year after their election. For 2019 board service, we prorated the RSU grants to account for the mid-term change in compensation structure.

Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2019 for each member of our board of directors other than Mr. Rysavy:

Name	Fees Earned or Paid in Cash (1) ($)	RSU Awards (1)(2) ($)	Option Awards (3) ($)	Total ($)
Kristin Frank	5,000	31,666	57,985	94,651
Chris Jaeb	25,000	25,000	—	50,000
David Maisel	2,000	25,000	70,920	97,920
Dae Mellencamp (4)	16,000	25,000	—	41,000
Paul Sutherland	5,000	38,334	58,539	101,873
Keyur Patel	10,000	—	—	10,000

—

(1)	Amounts in the Fees Earned or Paid in Cash and RSU Awards columns include fees for services rendered during 2019, some of which were not administratively paid or issued until 2020.
(2)

Amounts in the RSU Awards column reflect the aggregate grant date fair value of awards granted during 2019 and have been computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of grant date fair values of awards for the year ended December 31, 2019 are included in Note 10 to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K. All of these RSU’s will cliff vest after our annual shareholder meeting on April 23, 2020.

(3)

At December 31, 2019, Mr. Maisel had 100,000 outstanding option awards, of which 96,000 were exercisable. The aggregated grant date fair value is $197,000, which was recognized over the vesting period. At December 31, 2019, Mr. Sutherland had 48,936 outstanding option awards all of which were exercisable. The aggregated grant date fair value is $119,559, which was recognized over the vesting period. At December 31, 2019, Ms. Frank had 28,910 outstanding option awards all of which were exercisable. The aggregated grant date fair value is $101,474, which were recognized over the vesting period. The amounts in the table reflect the grant date fair value of options vested during the year. No other directors had outstanding options at year end.

(4)	Ms. Mellencamp joined Gaia as Chief Operating Officer effective November 11, 2019. Fees and awards listed above reflect compensation paid to her for her board service before such date.

EXECUTIVE OFFICERS OF GAIA

The following table sets forth the names, ages and titles of our executive officers as of March 9, 2020:

Name	Age	Position
Jirka Rysavy	65	Chairman, Chief Executive Officer and a Director
Brad Warkins	52	President
Paul Tarell	38	Chief Financial Officer
Dae Mellencamp	50	Chief Operating Officer

Our executive officers are elected annually by our board of directors. Mr. Rysavy has been employed by Gaia for more than twenty years and Ms. Mellencamp has been employed by Gaia since November 2019. Biographical information about Mr. Rysavy and Ms. Mellencamp is included in this proxy statement under the heading “Proposal 1—Election of Directors—Nominees for Election as Directors.”

Brad Warkins—age 52—Mr. Warkins became Gaia’s President on July 1, 2016 and served as our Chief Operating Officer from July 2016 to November 2019. He previously served as the Chief Operating Officer of Gaia’s subscription segment since December 2013 and was promoted to serve as that subsidiary’s President in February 2015. Mr. Warkins previously held the position of Vice President of Gaia from 2007 to November 2013, responsible for Gaia’s subscription business. From 1999 until 2007 Mr. Warkins served as President of Conscious Media, Inc., a company majority-owned by Gaia, and purchased by Gaia in 2007.

Paul Tarell—age 38—Mr. Tarell became Gaia’s Chief Financial Officer on July 1, 2016. He previously served as the Chief Financial Officer of Gaia’s subscription segment since July 2014 and its Vice President of Finance from September 2013 to July 2014. Prior to that he served as Vice President – Finance at SET Media, Inc. (acquired by Conversant) from January 2012 until August 2013. He was Senior Director of Finance at Velti, Inc., a mobile advertising technology company, from October 2010 until December 2011. Prior to that, Mr. Tarell was a licensed certified public accountant in public practice with Armanino LLP.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2020 for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A common stock or Class B common stock, (ii) each director and director nominee, (iii) each executive officer named below in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. We have based our calculation of the percentage of beneficial ownership on 13,023,231 shares of our Class A common stock and 5,400,000 shares of our Class B common stock outstanding on March 1, 2020.

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)	Percent of Class A Assuming Full Conversion of Class B Ownership (3)
Class A	FMR LLC (4)	1,444,305	11.09%	7.84%
	MIC Capital Partners (Public) (US) IM, LLC (5)	1,266,461	9.72%	6.87%
	BlackRock, Inc. (6)	849,529	6.52%	4.61%
	AWM Investment Company, Inc. (7)	811,151	6.23%	4.40%
	Ariel Investments, LLC (8)	803,026	6.17%	4.36%
	Jirka Rysavy (9)	5,959,657	32.35%	32.35%
	Brad Warkins (10)	163,204	1.25%	*%
	Paul Tarell (11)	100,010	*%	*%
	James Colquhoun (12)	484,832	3.72%	*%
	Paul Sutherland (13)	149,916	1.15%	*%
	David Maisel (14)	128,900	*%	*%
	Chris Jaeb (15)	53,500	*%	*%
	Kristin E. Frank (16)	46,250	*%	*%
	Dae Mellencamp (17)	8,900	—%	—%
	Keyur Patel	—	—%	—%
	All directors and officers as a group (10 persons)	7,095,169	38.51%	38.51%
Class B	Jirka Rysavy (8)	5,400,000	100.00%	100.00%
	All directors and officers as a group (10 persons)	5,400,000	100.00%	N/A

*	Indicates less than one percent ownership.
—	Indicates zero beneficial ownership and zero percent of class.
(1)

This table is based upon information supplied by officers, directors and principal shareholders directly to us or on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted. Share amounts and percent of class include securities convertible into or exercisable for shares of our Class A common stock and RSUs vesting within 60 days after March 1, 2020.

(2)	This column represents a beneficial owner’s percentage of ownership for a respective class of our common stock.
(3)

This column represents a beneficial owner’s percentage of ownership of our Class A common stock, assuming conversion of all 5,400,000 outstanding shares of our Class B common stock. One share of our Class B common stock is convertible into one share of our Class A common stock.

(4)

According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2020, FMR LLC has sole investment power over 1,444,305 shares, but does not have sole or shared voting power over any shares. The address for FMR, LLC is 245 Summer Street, Boston, MA 02210.

(5)

According to a report on Schedule 13G filed with the Securities and Exchange Commission on May 13, 2019, MIC Capital Partners (Public) (US) IM, LLC and MIC Capital Partners (Public) Parallel Cayman, LP         have shared voting and investment power over 1,266,461 shares. The address for MIC Capital Partners (Public) (US) IM, LLC  is P.O. Box 45005, Abu Dhabi, United Arab Emirates and the address for MIC Capital Partners (Public) Parallel Cayman, LP is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Rd, George Town, Grand Cayman KY1-9008, Cayman Islands.

(6)

According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2020, Black Rock, Inc. has sole investment power over 849,529 shares and sole voting power over 830,138 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)

According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2020, AWM Investment Company, Inc. (“AWM”), the investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”), Special Situations Fund III QP, L.P. (“SSFQP”), and Special Situations Private Equity Fund, L.P. (“SSPE”), has sole investment and voting power over 161,732 shares held by Cayman, 487,122  shares held by SSFQP and 162,297 shares held by SSPE. The address for AWM is c/o Special

Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

(8)

According to a report on 13G/A filed with the Securities and Exchange Commission on February 14, 2020. Ariel Investments, LLC, an investment adviser, has shared voting and investment power over 803,0236 shares. The address for Ariel Investments, LLC is 200 East Randolph Street, Suite 2900, Chicago, IL 60601.

(9)

According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on January 2, 2020. Includes 5,400,000 shares of our Class A common stock issuable upon conversion of shares of our Class B common stock, and 87,096 shares of our Class A common stock issuable on March 16, 2020 upon vesting of RSUs.

(10)

Consist of 6,000 shares of our Class A common stock, 90,000 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 67,204 shares of our Class A common stock issuable on March 16, 2020 upon vesting of RSUs.

(11)

Consist of 29,640 shares of our Class A common stock, 24,000 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 46,370 shares of our Class A common stock issuable on March 16, 2020 upon vesting of RSUs.

(12)	Consist of 404,891 and 79,941 shares of our Class A common stock owned by trusts controlled by Mr. Colquhoun.
(13)

Consist of 95,000 shares of our Class A common stock, 48,936 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 5,980 shares of our Class A common stock issuable on April 23, 2020 upon vesting of RSUs.

(14)

Consist of 25,000 shares of our Class A common stock, 100,000 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 3,900 shares of our Class A common stock issuable on April 23, 2020 upon vesting of RSUs.

(15)	Consist of 49,600 shares of our Class A common stock, and 3,900 shares of our Class A common stock issuable on April 23, 2020 upon vesting of RSUs.
(16)

Consist of 12,400 shares of our Class A common stock, 28,910 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 4,940 shares of our Class A common stock issuable on April 23, 2020 upon vesting of RSUs.

(17)	Consist of 5,000 shares of our Class A common stock, and 3,900 shares of our Class A common stock issuable on April 23, 2020 upon vesting of RSUs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Our Compensation Program and Philosophy

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain qualified, energetic officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance shareholder value; and (3) support our corporate values by promoting internal equity and external competitiveness.

Our executive compensation program is overseen and administered by the compensation committee of our board of directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ, Securities and Exchange Commission, and Internal Revenue Code rules. Our compensation committee operates under a written charter adopted by our board and is empowered to review and approve the annual compensation for our current named executive officers: Mr. Rysavy, Mr. Warkins, Mr. Tarell and Ms. Mellencamp. A copy of the charter is available on our website at http://ir.gaia.com/governance-docs.

The principal objectives that guide our compensation committee in assessing our executive and other compensation programs include the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends, general economic conditions and regulatory requirements.

In determining the particular elements of compensation that will be used to implement our overall compensation objectives, our compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as the competitive environment for our business. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. Our compensation committee may, when appropriate as determined on an annual basis, identify individual performance goals for executive and other officers, which goals may play a significant role in determining such officer’s incentive compensation for that year and which may be taken into consideration in setting base salary for the next year.

From time to time, our compensation committee meets with our Chairman and Chief Executive Officer, Jirka Rysavy, to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Our chairman makes recommendations to our compensation committee on the base salary, bonus targets and equity compensation for the executive team and other employees. Our compensation committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation.

Our compensation committee has also in the past received input from an independent compensation consultant prior to finalizing determinations on material aspects of our compensation programs, practices and packages, and it expects to do so again from time to time. In 2019 our compensation committee did not engage an independent compensation consultant.

Mr. Rysavy attends some of our compensation committee’s meetings, but our compensation committee also holds executive sessions not attended by any members of management or non-independent directors. Our compensation committee discusses Mr. Rysavy’s compensation packages with him, but makes decisions with respect to his compensation without him present. Our compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee has delegated to the administrative committee of our board of directors, comprised of Mr. Rysavy, the authority to grant long-term incentive awards to employees at or below the level of vice president under guidelines set by our compensation committee.

Elements of Our Compensation Program

Our compensation committee believes that compensation paid to executive officers and other members of our senior management should be closely aligned with our performance on both a short-term and a long-term basis, and that such compensation should assist us in attracting and retaining talented persons who are committed to our mission and critical to our long-term success. To that end, our compensation committee believes that the compensation packages for executive officers should consist of three principal components:

•

Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other change in responsibilities. Starting salary levels and increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, market value of the officer’s skill set, and relative salary differences within Gaia for different job levels. Consideration of the same factors and general economic conditions may also result in the reduction of an officer’s base salary.

•

Annual Incentive Bonus. Annual incentive bonuses are awarded in the discretion of our compensation committee and generally granted based on a percentage of each executive officer’s base salary. Our executive officers’ annual incentive bonus potentials are expected to range from approximately 30% to 100% of each executive officer’s base salary, depending upon his or her position. After the end of the year, our compensation committee reviews our business unit and overall financial performance and each executive officer’s individual performance in determining whether such executive officer should be awarded a bonus.

•

Long-Term Incentive Compensation. Long-term, performance-based compensation of executive officers and other employees takes the form of stock option awards and RSUs granted pursuant to the Gaia, Inc. 2009 Long-Term Incentive Plan and the Gaia, Inc. 2019 Long-Term Incentive Plan.

We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the services they perform and for achieving short-term business objectives, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Our compensation committee believes in the importance of equity ownership for all executive officers and a broader-based segment of our work force, for purposes of economic incentive, key employee retention and alignment of employees’ interests with those of shareholders. Our compensation committee believes that the Gaia, Inc. 2009 Long-Term Incentive Plan, which expired in April 2019, has provided and the Gaia, Inc. 2019 Long-Term Incentive Plan provides valuable flexibility to achieve a balance between providing equity-based compensation for employees and creating and maintaining long-term shareholder value.

Stock option grants and RSU awards are typically made when a new executive officer is hired, and in determining the size of stock option grants and RSU awards, our compensation committee bases its determinations on such subjective considerations as the individual’s position within management, experience, market value of the executive’s skill set, and historical grant amounts to similarly positioned Gaia executives. Our policy is that the exercise price of an option grant or a RSU award shall be equal to or greater than the closing price of the Class A common stock on the date of grant and, accordingly, will have value only if the market price of the Class A common stock increases after that date. The stock options granted pursuant to both the Gaia, Inc. 2009 Long-Term Incentive Plan and the Gaia, Inc. 2019 Long-Term Incentive Plan generally vest at 2% per month during the 11th through 60th month after the date of grant with respect to the first option grant award to an individual, and generally vest at 2% per month beginning in the first full month after the date of grant with respect to subsequent option grants. The RSUs granted pursuant to both the Gaia, Inc. 2009 Long-Term Incentive Plan and the Gaia, Inc. 2019 Long-Term Incentive Plan generally vest on a specific date approximately five years from the date of grant.

Our compensation committee reviews our compensation program on an annual basis. In setting compensation levels for a particular executive, our compensation committee takes into consideration the proposed compensation package as a whole and each element individually, but does not apply any specific formula in doing so. While the importance of one compensation element to another may vary among executive officers, our compensation committee attempts to correlate the overall compensation package to each executive officer’s past and expected future contributions to our business. We currently do not have any employment agreements with our executive officers.

Consideration of Say-on-Pay Vote Results

At the 2017 annual meeting of shareholders, our shareholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Our compensation committee reviewed and considered the final vote results for that resolution, and we have not made any changes to our executive compensation policies or decisions as a result of the vote. Further, at the 2017 annual meeting of shareholders, our shareholders voted, on an advisory basis, for holding an advisory vote to approve named executive officer compensation every three years. Accordingly, our board of directors determined that Gaia will hold the next advisory vote to approve named executive officer compensation at this 2020 annual meeting of shareholders.

Risk Assessments

With respect to risk related to compensation matters, our compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Our executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses generally are capped and are tied to overall business unit and corporate performance. A portion of compensation provided to the executive officers has in the past been in the form of stock options that are important to help further align executives’ interests with those of our shareholders. Our compensation committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of the stock options fluctuate with our stock price and do not represent significant downward/upward risk and reward.

Summary Compensation Table

The following table includes information concerning compensation for each of the last two years for our named executive officers.

Name and Principal Position	Year	Salary (2)	Bonus (2)	Option and RSU Awards (3)	All Other Compensation (4)	Total
Jirka Rysavy (1)	2019	$519,368	$335,808	$—	$4,800	$859,976
Chairman, Chief Executive Officer and Director	2018	$498,831	$480,000	$763,195	$4,800	$1,746,826
Brad Warkins	2019	$370,482	$180,000	$—	$4,800	$555,282
President and Chief Operating Officer	2018	$355,833	$256,800	$544,414	$4,800	$1,161,847
Paul Tarell	2019	$330,892	$180,000	$—	$4,800	$515,692
Chief Financial Officer	2018	$307,023	$212,138	$399,775	$4,800	$923,736

(1)	Mr. Rysavy does not receive any compensation for his service as a director. Further information about Mr. Rysavy’s compensation is provided below under the heading “Compensation of Mr. Rysavy.”
(2)

The Salary and Bonus columns represent amounts when earned and, because of the timing of payments, do not represent amounts paid during each presented year. The annual salary for each named executive officer as of December 31, 2019 was $524,064 for Mr. Rysavy (see footnote 1), $373,832 for Mr. Warkins and $335,812 for Mr. Tarell. Further information about Mr. Rysavy’s compensation is provided below under the heading “Compensation of Mr. Rysavy.” Bonuses are generally given at the discretion of our compensation committee and are typically paid between February and June of the year following the year earned.

(3)

The amounts in the Option and RSU Awards column reflect the grant date fair value of new awards or modifications to existing awards.  In October 2018, the compensation committee approved RSU awards under the Gaia, Inc. 2009 Long-Term Equity Plan to Mr. Rysavy in the amount of 53,784 units, to Mr. Warkins in the amount of 38,366 units and to Mr. Tarell 28,173. Assumptions used in the calculation of the amounts are included in Note 10 to our consolidated financial statements for the year ended December 31, 2019 in our Annual Report on Form 10-K.

(4)	All Other Compensation for each of Mr. Rysavy, Mr. Warkins and Mr. Tarell includes a $1,800 cell phone allowance in 2019 and 2018 and $3,000 of 401(k) company matching contributions in 2019 and 2018.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information as of December 31, 2019 with respect to unexercised options and RSUs previously awarded to our executive officers named above in the Summary Compensation Table.

	Option and RSU Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unvested RSUs (#)	Market Value of Unvested RSUs ($)	Option Exercise Price	Option and RSU Expiration Date
Name	Exercisable (1)	(1)	(1) (2)	(1) (3)	(1)
Jirka Rysavy	—	87,096	639,285	—	4/1/20
	—	96,283	706,717	—	4/1/22
	—	53,784	394,775	—	4/1/24
Brad Warkins	25,000	—	—	$6.18	10/30/23
	50,000	—	—	$7.71	11/4/24
	15,000	—	—	$5.00	6/2/25
	—	67,204	493,277	—	4/1/20
	—	64,864	476,102	—	4/1/22
	—	38,366	281,606	—	4/1/24
Paul Tarell	24,000	—	—	$5.03	9/16/23
	—	46,370	340,356	—	4/1/20
	—	50,000	367,000	—	4/1/22
	—	28,173	206,790	—	4/1/24

(1)

This table reflects the status of option and RSU awards granted pursuant to the Gaia, Inc. 2009 Long-Term Incentive Plan and the Gaia, Inc. 2019 Long-Term Incentive Plan as of December 31, 2019. The options vest and become exercisable at 2% per month over the 50 months beginning either (i) in the 11th month after date of grant, or (ii) in the first full month after the date of grant. The exercise price of the options is equal to or greater than the closing stock market price of our Class A common stock on the date of grant. Options granted during 2011 and thereafter expire ten years from the date of grant. The RSUs granted in February 2016 will vest on March 16, 2020, the RSUs granted in November 2016 will vest on March 31, 2022, and the RSUs granted in October 2018 will vest on March 31, 2024, in each case, provided that the holder is still an employee or director of Gaia on that date.

(2)	Based on our closing share price on March 5, 2020.
(3)	Certain option awards originally granted prior to 2009 for Mr. Warkins were repriced to $5.00 per share in 2009.

Generally Available Benefit Programs

We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. On April 1, 2007, we started making matching contributions to the 401(k) Plan. As of that date, under the 401(k) Plan, all of our employees are eligible to receive matching contributions from us, and this matching contribution equals $0.50 for each dollar contributed by an employee up to a maximum annual matching benefit of $3,000 per person. The matching contribution is calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.

In 2019, our executive officers were eligible to receive the same health care coverage that is generally available to our other employees. We also offered a number of other benefits to our named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs included medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.

Our compensation committee believes that our 401(k) Plan and the other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. Typically, these generally available benefits do not specifically factor into decisions regarding an individual executive officer’s total compensation or equity-based award package.

Stock Option and RSU Grant Timing Practices

During 2019, our compensation committee and our board consistently applied the following guidelines for stock option and RSU grant and timing practices.

•

New Employees: stock option and RSU grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our compensation committee, and the exercise price for the options is set at the closing price of our Class A common stock on the day prior to approval.

•

Existing Employees: stock option and RSU grants to existing employees are effective on the date that our compensation committee approves the grant, and the exercise price for the options is set at or above the closing price of our Class A common stock on the day prior to approval.

Our directors, officers, and managers are required to sign a confidentiality agreement and, upon receiving a stock option grant or RSU award, a two-year non-compete agreement commencing with the date they leave Gaia.

Compensation of Mr. Rysavy

The board-approved annual base salary for Mr. Rysavy for 2019 and 2018 was $524,064 and $508,800, respectively. Mr. Rysavy serves as our Chairman and Chief Executive Officer and is our largest shareholder.

In 2018, our compensation committee granted Mr. Rysavy 53,784 RSUs, which will vest on March 31, 2024, subject to Mr. Rysavy’s continued service as an employee or director of Gaia.

Our compensation committee and our board of directors strongly believe that Mr. Rysavy’s salary and overall compensation level are modest given the importance of Mr. Rysavy to our future, his previous experience and business accomplishments and the market value of his skill set as an executive.

AUDIT COMMITTEE REPORT

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, for the preparation of our consolidated financial statements, and for the public reporting process. Our audit committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our consolidated financial statements and to ensure that we are able to timely record, process and report information required for public disclosure. In connection with the 2019 audit, our audit committee has:

•	reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2019 and the notes thereto;
•

discussed with Plante & Moran PLLC (“Plante Moran”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board;

•

received the written disclosures and the letter from Plante Moran required by applicable requirements of the Public Company Accounting Oversight Board regarding Plante Moran’s communications with the audit committee concerning independence, and has discussed with Plante Moran its independence; and

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recommended to our board of directors that our audited consolidated financial statements for the year ended December 31, 2019 be included in our Annual Report on Form 10-K for 2019 for filing with the Securities and Exchange Commission in reliance upon (1) our audit committee’s reviews and discussions with management and Plante Moran, and (2) the receipt of an opinion from Plante Moran, dated February 24, 2020, stating that our consolidated financial statements present fairly, in all material respects, the financial position of the company as of December 31, 2019, and the results of our operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Audit Committee
Paul Sutherland, Chairperson
Chris Jaeb

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act or the Securities Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Effective October 1, 2018, EKS&H LLLP (“EKS&H”), the independent registered public accounting firm for Gaia, combined with Plante Moran. As a result of this transaction, on October 1, 2018, EKS&H resigned as the independent registered public accounting firm for Gaia. Concurrent with such resignation, Gaia’s audit committee approved the engagement of Plante Moran as the new independent registered public accounting firm for Gaia. The audit reports of EKS&H on Gaia’s financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding EKS&H’s resignation, there were no disagreements between Gaia and EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H would have caused them to make reference thereto in their reports on Gaia’s financial statements for such years. During the fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding EKS&H’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding Plante Moran’s engagement, Gaia did not consult with Plante Moran on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on Gaia’s financial statements, and Plante Moran did not provide either a written report or oral advice to Gaia that Plante Moran concluded was an important factor considered by Gaia in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The following table presents fees for professional services rendered by Plante Moran and EKS&H for the fiscal years ended December 31, 2019 and 2018:

Audit and Non-Audit Fees (in thousands)	Plante Moran 2019	Plante Moran 2018	EKS&H 2018
Audit fees (1)	$197	$166	$36
Audit-related fees (2)	13	—	8
Tax fees (3)	—	—	—
Total	$210	$166	$44

(1)

Audit fees are fees that we paid for the audit of our annual consolidated financial statements included in our annual report on Form 10-K and review of unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; for the audit of our internal control over financial reporting; for services that are normally provided by the auditor in connection with business combination and statutory or regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)

Audit-related fees consisted of accounting consultations and for services related to the separation of Gaiam Brand Business and our subscription business and all costs and expenses in connection with those consultations and services.

(3)	Tax fees represent fees charged for services for tax advice, tax compliance, and tax planning.

In accordance with the policies of our audit committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by our audit committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairman of our audit committee has the delegated authority from our audit committee to pre-approve additional services, and such action is then communicated to the full audit committee at the next audit committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

Plante Moran is currently engaged to provide auditing services through August 2020. The audit committee has not yet considered or selected an independent registered public accounting firm to provide auditing services for the remainder of 2020. Representatives of Plante Moran are expected to be present at our 2020 annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Colquhoun, a director nominee, controls certain trusts that owned FMTV and a related entity until June 2019, when Gaia acquired them for a combination of cash, Class A common stock and convertible debt. The outstanding principal on the convertible debt is $1.8 million, bears interest at 2% per annum and is due in January 2020. There has been no principal or interest paid. For further details see Note 7 and Note 9 to our consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10-K.

SHAREHOLDER PROPOSALS

We have scheduled our 2021 annual meeting of shareholders for April 29, 2021.

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the Securities and Exchange Commission and our Bylaws. For shareholder proposals to be considered for inclusion in our proxy statement and proxy card relating to our 2021 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act, they must be received by us not later than 5:00 p.m. Mountain Standard Time on November 14, 2020. Such proposals must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules.

In addition, under the terms of our Bylaws, shareholders who desire to present a proposal for action or to nominate directors (other than proposals to be included in our proxy statement and proxy card pursuant to Rule 14a-8 promulgated under the Securities Exchange Act) at our 2021 annual meeting of shareholders must provide notice in writing of such proposal or nomination to us no earlier than January 3, 2021 and no later than 5:00 p.m. Mountain Standard Time on January 28, 2021. Shareholder notices must contain the information required by our Bylaws.

All proposals or other notices should be addressed to us at 833 West South Boulder Road, Louisville, Colorado 80027, Attention: Corporate Secretary, Gaia, Inc.

If we do not have notice of a matter to come before our 2021 annual meeting of shareholders before the deadlines described above, your proxy card for such annual meeting will confer discretionary authority to vote on such matter.

DELIVERY OF MATERIALS

Securities and Exchange Commission rules permit a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any shareholder at that address gave contrary instructions. Upon written or oral request, we will promptly deliver a copy of such materials to any shareholder requesting the same. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any shareholders who share an address are receiving multiple copies of annual reports, proxy statements or Notices of Internet Availability of Proxy Statements and wish to receive a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact Broadridge Financial Solutions, Inc. in writing by mailing to Broadridge Financial Solutions, Inc., Attention: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or calling (800) 542-1061. You can also contact us by calling (303) 222-3600.

We will provide without charge to any beneficial owner of our Class A common stock as of the record date a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, upon written or oral request at the following address and telephone number: Gaia, Inc., 833 West South Boulder Road, Louisville, Colorado 80027, Attention: Corporate Secretary, (303) 222-3600. We will also provide a list briefly describing any exhibits not contained in our Annual Report on Form 10-K and will furnish a copy of any exhibit not contained therein to a requesting shareholder upon payment of a fee to reimburse our reasonable expenses in furnishing such exhibit.

COMMUNICATION WITH THE BOARD

Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to the Gaia Board of Directors, c/o Corporate Secretary, Gaia, Inc., 833 West South Boulder Road, Louisville, Colorado 80027. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the chairman of the board or to any specific director to whom the correspondence is directed.

OTHER MATTERS

Our management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to the matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders are properly brought before the annual meeting, it is the intention of the person named in the enclosed proxy to vote the proxies held by him in accordance with his best judgment on such matters.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE BY THE INTERNET OR BY TELEPHONE PROMPTLY, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  To withhold authority to vote for any  individual nominee(s), mark “For All  Except” and write the number(s) of the  nominee(s) on the line below.  0 0 0  0 0 0  0  0 0  0000440943_1 R1.0.1.18  For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  the following:  1. Election of Directors  Nominees  01 Jirka Rysavy 02 Kristin Frank 03 James Colquhoun 04 David Maisel 05 Keyur Patel  06 Dae Mellencamp 07 Paul Sutherland  GAIA, INC.  833 WEST SOUTH BOULDER ROAD  LOUISVILLE, CO 80027  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. ET on 04/22/2020. Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create  an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials,  you can consent to receiving all future proxy statements, proxy cards and annual reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow  the instructions above to vote using the Internet and, when prompted, indicate that you  agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET  on 04/22/2020. Have your proxy card in hand when you call and then follow the  instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR the following proposal: For Against Abstain  2. To approve, on an advisory basis, named executive officer compensation.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,  please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or  partnership, please sign in full corporate or partnership name by authorized officer.  For address change/comments, mark here.  (see reverse for instructions) Yes No  Please indicate if you plan to attend this meeting

0000440943_2 R1.0.1.18  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K  are available at www.proxyvote.com  GAIA, INC.  Annual Meeting of Shareholders  April 23, 2020 9:30 AM MT  This proxy is solicited by the Board of Directors  The shareholder(s) hereby appoint(s) Jirka Rysavy, as proxy, with the power to appoint his substitute, and  hereby authorize(s) him to represent and to vote, as designated on the reverse side of this card, all of the shares  of Class A common stock of GAIA, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of  Shareholders to be held at 9:30 AM, MT on April 23, 2020, at the Marriott Courtyard, 948 West Dillon Road,  Louisville, Colorado 80027, and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is  made, this proxy will be voted in accordance with the Board of Directors' recommendations.  (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)  Address change/comments:  Continued and to be signed on reverse side XY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000402551_1 R1.0.1.18 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Jirka Rysavy 02 Kristin Frank 03 Chris Jaeb 04 David Maisel 05 Keyur Patel 06 Dae Mellencamp 07 Paul Sutherland GAIA, INC. 833 WEST SOUTH BOULDER ROAD LOUISVILLE, CO 80027 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/24/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/24/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Approval of the Gaia, Inc. 2019 Long-Term Incentive Plan 3 Approval of the Gaia, Inc. 2019 Employee Stock Purchase Plan NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

0000402551_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com GAIA, INC. Annual Meeting of Shareholders April 25, 2019 9:30 AM MT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoints Jirka Rysaavy, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this card, all of the shares of Class A common stock of GAIA, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 9:30 AM, MT on April 25, 2019, at the Marriott Courtyard, 948 West Dillon Road, Louisville, Colorado 80027, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side